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                                    EXHIBIT A

                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that I, GEORGE SOROS, hereby make, constitute and appoint each of SEAN C. WARREN and MICHAEL C. NEUS, acting individually, as my agent and attorney-in-fact for the purpose of executing in my name, (a) in my personal capacity or (b) in my capacity as Chairman of, member of or in other capacities with Soros Fund Management LLC, all documents, certificates, instruments, statements, filings and agreements ("documents") to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement relating to the acquisition, ownership, management or disposition of securities or other investments, and any other documents relating or ancillary thereto, including but not limited to, all documents relating to filings with the United States Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Act") and the rules and regulations promulgated thereunder, including: (1) all documents relating to the beneficial ownership of securities required to be filed with the SEC pursuant to Section 13(d) or Section 16(a) of the Act including, without limitation: (a) any acquisition statements on Schedule 13D or
Schedule 13G and any amendments thereto, (b) any joint filing agreements pursuant to Rule 13d-1(f) and (c) any initial statements of, or statements of changes in, beneficial ownership of securities on Form 3, Form 4 or Form 5 and
(2) any information statements on Form 13F required to be filed with the SEC pursuant to Section 13(f) of the Act.

All past acts of the attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This power of attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 1st day of January, 1997.




                                                       /s/ George Soros
                                                       ------------------------
                                                       GEORGE SOROS